International MASTER DISTRIBUTOR AGREEMENT

International Master Distributor Agreement

Entered into on the 13th day of August 2015

by and between

ECO-LOGICAL CONCEPTS, Inc. (herein called “COMPANY”)

a US corporation having its principal place of business at

420 JERICHO TURNPIKE, SUITE 110

JERICHO NY 11753-1319

and

ECO LOGIC LIMITED. (hereinafter called “Distributor”)

a New Zealand registered company having its principal place of business at

2/33 NEWTON STREET, MT MAUNGANUI, TAURANGA, 3116

NEW ZEALAND

COMPANY is engaged in the design, manufacture, distribution, sale and license of the Products and has the right to appoint a distributor thereof, and the Distributor desires to act as the sole distributor appointed by COMPANY in the Region. In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.	Definitions

a)	“Region” refers to the territories for which Distributor is hereby granted master distributor rights, listed as follows:

All countries on the African continent and the surrounding Indian Ocean Islands;

the countries of the S/W Pacific which are referred to collectively as Australasia, including:

AUSTRALIA	TUVALU	SOLOMON ISLAND
FRENCH POLYNESIA	COCOS KEELING ISLAND	WALLIS FUTUNA
NIUE	NAURU	FIJI
TONGA	PITCAIRN ISLAND	NEW ZEALAND
CHRISTMAS ISLAND	VANUATU	TOKELAU
KIRIBATI	COOK ISLAND	WESTERN SAMOA
PAPUA NEW GUINEA	NEW CALEDONIA

Germany and The Netherlands

b)	“Products” refers to a range of products for use in the biological treatment of wastewater, produced in tablet form and in granular form, currently sold under the following labels: Waste Eze; Trap Eze; Pond Eze; Sept Eze; Porta Eze; Shock Eze.

2.	Sole Distributor

a) COMPANY hereby appoints Distributor, and Distributor agrees to act, as the sole distributor for the Products in the Region during the term hereof.

b) Distributor shall have the right (i) to use the Products solely for demonstration purposes; (ii) to use the Trademarks solely in connection with its marketing and distribution of Products hereunder, in accordance with applicable law and COMPANY’s policies (to include a copy of Company’s policies) regarding Trademark usage as established from time to time; and (iii) to distribute the Products and their documentation to Customers at prices and on terms determined by Distributor.

c) Distributor agrees to use its best efforts to promote vigorously the marketing and distribution of the Products within the Region.

d) Distributor has the right to assign sub-distributors within the Region.

e) Distributor reserves all rights to the NOVA TABS trademarks (names and logos) and will retain all such rights indefinitely.

f) Company shall label all product manufactured and/or ordered by or for Distributor with the NOVA TABS label and logo provided for Company’s use by Distributor. Company undertakes not to use, or to supply product using the Nova Tabs trademark label or name to any parties outside of this agreement. On termination of this agreement all rights to the use of the Nova Tabs name and logo shall remain with Distributor and Company shall cease to use same and will return or supply any labels or products bearing the Nova Tabs name or logo or destroy the same in a manner agreed by the parties.

g) Distributor shall at all times conduct its business according to the highest standards and in a manner calculated to protect and promote the reputation of the Products.

3.	Order Procedure and Terms

(a) Orders and Credit

Orders for Products will be placed by Distributor with COMPANY or COMPANY’s authorized source. Distributor will make payment, in U.S. dollars by wire transfer of immediately available funds to COMPANY or such bank account as COMPANY shall specify to Distributor in writing, within 7 days after the date of dispatch of the goods.

(b) Shipments

All shipments of Products shall be F.O.B. COMPANY’s facility, currently located in Missouri, USA and shall be shipped to Distributor’s delivery address as specified by Distributor on individual purchase orders.

Unless Distributor’s order specifies the name of a carrier, COMPANY will select the carrier. All arrangements for transportation and insurance at full value of Products shipped will be made by COMPANY.

COMPANY will use reasonable efforts to make deliveries promptly of order so accepted, but COMPANY will not be liable for any damages to Distributor or to any other person for any freight line delay.

(c) Controlling Terms

The terms and conditions of this Agreement and of the applicable COMPANY invoice or confirmation and Standard Terms and Conditions of Sale will apply to each order accepted or shipped by COMPANY hereunder.

The provisions of Distributor’s form of purchase order or other business forms, if any, will not apply to any order notwithstanding COMPANY’s acknowledgment or acceptance of such order.

(d) Cancellation

COMPANY reserves the right to cancel orders placed by Distributor if Distributor (i) fails to make any payment as provided in the Agreement or on the terms of payment set forth in any invoice, (ii) fails to meet reasonable credit or financial requirements established by COMPANY, including any limitations on allowable credit or (iii) otherwise fails to comply with the terms and conditions of this Agreement. No such cancellation, refusal or delay shall be deemed a termination (unless COMPANY so advises Distributor) or breach of this Agreement by COMPANY.

4.	Prices

(a) Product Purchase

COMPANY shall invoice Distributor each time Products are shipped. All prices are F.O.B. COMPANY’s facility and include export packaging.

Prices are also sole of any sales, use, excise, value added, withholding or similar tax of any kind Distributor agrees to pay, and to indemnify and hold COMPANY harmless from any sales, use, excise, value added, withholding or similar tax levied outside of the United States on the Products.

(b) Price List: Pricing fixed for minimum 1 year starting Jan 1, 2015.

5.	Support

Distributor shall provide in a timely fashion the same technical and sales support services to Customers as provided by COMPANY to Distributor. COMPANY will at its own expense, provide training to distributor and / or distributors sales team in order for Distributor to perform sales of Products effectively.

6.	Literature, Sales Aids, Demonstration Equipment

COMPANY will provide an Initial Marketing Package, with Distributor’s initial order. COMPANY also agrees to provide such price lists, photographs, video-tapes, pre- releases, demonstration scripts and bulletins prepared by COMPANY in the ordinary course of business useful to the Distributor in carrying out its responsibilities hereunder. COMPANY will provide customary support in the form of telephone/fax support, software and documentation updates for the demonstration sets.

7.	Compliance with Governmental Regulations

The obligation of COMPANY to supply the products shall be, at all times, subject to any applicable U.S. export control laws and regulation and import control laws. Distributor will comply with such laws and regulations.

Distributor acknowledges that COMPANY is subject to regulation under laws of the United States, under which export or diversion of COMPANY Products to certain countries is prohibited.

Distributor agrees that it will not export or re-export outside the Region, directly or indirectly, any Products or technical data relating to Products without the prior written consent of COMPANY and complying with all applicable regulations.

8.	Relationship Between Parties

COMPANY and Distributor are independent contractors and are not, and shall not represent themselves as, principal and agent or joint ventures. Distributor shall act as a principal on its own behalf and has no legal power or authority, express or implied, to act for or obligate COMPANY in any manner.

9.	Proprietary Rights

The parties agree not to disclose to a third party any confidential technical information concerning the Products or any other information of a confidential nature about COMPANY. The Parties acknowledge that they each retain all copyrights and other proprietary rights to the Products and Trademarks, and specifically Distributor obtains only the rights to the Products specifically granted in Section 2 hereof.

Distributor shall include a copy of the MSDS sheet for each particular product delivery.

10.	Assignability

Neither this Agreement nor any of the rights granted under it shall be assignable by Distributor without the prior written consent of COMPANY.

11.	Duration

This Agreement shall commence on the date first above written and shall remain in effect for five (5) years and shall be automatically renewed for successive five (5) year terms if, and continue in effect if, on each 5th anniversary of the date hereof, it has not been terminated by either party in accordance with any of the terms of this Agreement.

12.	Termination Upon Default

This agreement may be terminated as follows:

a) by either party by written notice to the other party if (i) a receiver shall have been appointed over the whole or any substantial part of the assets of the other party, (ii) a petition or similar document is filed by the other party initiating any bankruptcy or reorganization proceeding (iii) such a petition is filed against the other party and such proceeding shall not have been dismissed or stayed within 60 days after such filing.

(b) Following the initial 6 months of this agreement, by either party upon written notice if the other party has breached the terms of this Agreement in any material respect and fails to cure such breach with 60 days after such other party’s receipt of written notice of such default;

13.	Effect of Termination

Upon termination of this Agreement:

(a) COMPANY, at its option, will repurchase any or all Products then in Distributor’s possession at a price not greater than the price paid by Distributor for such Products. Upon receipt of any Products so repurchased from Distributor, COMPANY shall issue an appropriate credit to Distributor’s account.

(b) Distributor’s existing company name is Eco Logic Ltd.. Distributor has the right to retain this name.

(c) NEITHER COMPANY NOR DISTRIBUTOR SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT FOR ANY REASON.

(d) Neither party will be entitled to any reimbursement in any amount for any training, market development, investments or other costs expended by either party before the termination of this Agreement.

14.	Limited Liability

IN NO EVENT SHALL COMPANY BE LIABLE FOR INDIRECT, SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, USE OF DATA OR OTHER COMMERCIAL LOSS WHETHER OR NOT COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), IN LAW OR EQUITY, STRICT PRODUCT LIABILITY OR OTHERWISE, OR UNDER ANY OTHER THEORY INCLUDING CLAIMS CONCERNING PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHTS INFRINGEMENT.

15.	Miscellaneous

(a) Notices. All notices or reports permitted or required under this Agreement must be in writing and must be delivered by personal delivery, telegram, telex,, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment or receipt of electronic transmission. Notices shall be sent to the address set forth on the signature page of this Agreement or such other address as either party may specify in writing. All other notices to COMPANY shall be sent to its Principals.

(b) Force Majeure. Neither party will be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or any other similar cause which is beyond the reasonable control of such party.

(c) Waiver. The failure of either party to require performance by the other party of any provision hereof will not affect the full right to require such performance at any time thereafter nor will the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

(d) Severability. In the event that any provision of this Agreement is found to be unenforceable or invalid under any applicable law or is so held by a court of competent jurisdiction, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

(e) Hiring of Personnel. Both parties agree that the hiring and training of personnel by each other to carry out duties pursuant with this contract represents significant investments. In recognition of this both parties agree:

(i) During the term of this agreement not to enter into any relationship of employment, consultancy or agency with any person who, at any time during the previous year to the relationship with COMPANY was an employee of the Distributor.

(ii) In the event of termination of this agreement by the COMPANY with the intent of appointing as distributor a selling organization in the territory then COMPANY agrees, for the duration of one year after expiration of this agreement, not to enter into any relationship of employment, consultancy or agency, with any person who, at anytime in the twelve months prior to the expiration date of the contract, was an employee or sub distributor of the Distributor.

(f) Governing Law. This Agreement will be governed in all respects by the laws of the State of New York, U.S.A.. Distributor hereby irrevocably consents to the personal jurisdiction of the courts of the State of New York, which courts shall have Sole jurisdiction over any claim or dispute arising hereunder, and to service of process within or without the said State by certified mail requiring a signed receipt. The parties agree that the United Nations Convention on Contracts for the International Sales of Goods (1980) is specifically excluded from application to this Agreement.

(g) Headings. The section headings appearing in the Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section and in no manner affect this Agreement.

(h) Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach of this Agreement will be submitted by the parties to arbitration by the American Arbitration Association in the State of New York, U.S.A. under the commercial rules then in effect for that Association. All proceedings will be held and a transcribed record prepared in English. The parties will choose, by mutual agreement, one arbitrator with 30 days of receipt by a party of the other party’s notice of its intent to arbitrate. If no arbitrator is appointed within the time in this Agreement provided or any extension of time which is mutually agreed upon, such Association will make such appointment within 30 days of such failure. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witness, and judgment on such award may be entered in any court having jurisdiction thereof.

(i) Amendments. The parties agree that this Agreement may be amended upon mutual agreement of COMPANY and Distributor. Each amendment to this agreement shall be signed by both parties to this Agreement.

(j) Counterparts. This Agreement may be signed in two counterparts each of which shall be deemed to be original, but which together will form a single agreement as if both parties had executed the same document.

(k) Authority. Each party warrants that (x) it has full power and authority to enter into and perform its obligations under this Agreement,(y) this Agreement has been duly authorized by and is binding and enforceable upon such party and (z) the person signing this Agreement on that party’s behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

(l) Approvals. In each case where approvals or consents of either party are required under this Agreement, such approvals or consents shall not be unreasonably withheld.

(m) Indemnity. Both COMPANY and the Distributor agree to indemnify each other and hold each other harmless from any losses, claims, or damages (including attorneys’ fees) incurred as a result of any breach of this Agreement by themselves, or incurred as a result of any negligence, misrepresentation, error, or omission by either party or its agents or employees.

(n) Additional Products. This agreement shall apply to any new product introduced by COMPANY into its product range.

(o) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties as to the matter covered hereby. This Agreement supersedes, any prior or collateral agreements with respect to the matters covered by this agreement.

EXECUTED by the parties:

COMPANY		Distributor

Signature:	/s/ JOEL FALITZ	Signature:	/s/ BEN VAN DER WEIDE
(Duly Authorized)		(Duly Authorized)

Name:	JOEL FALITZ	Name:	BEN VAN DER WEIDE
Title:	PRESIDENT	Title:	MANAGING DIRECTOR